                                         CERTAIN CONFIDENTIAL MATERIAL
                                         CONTAINED IN THIS DOCUMENT, MARKED
                                         BY BRACKETS, HAS BEEN OMITTED AND FILED
                                         SEPARATELY WITH THE SECURITIES
                                         AND EXCHANGE COMMISSION PURSUANT
                                         TO RULE 24b-2 OF THE SECURITIES
                                         EXCHANGE ACT OF 1934, AS AMENDED.

                                   AGREEMENT

         This Agreement (the "AGREEMENT") is made and entered into as of the 31st day of July, 1996 (the "EFFECTIVE DATE") by and among Bolder Technologies Corporation, a Delaware corporation ("BTC"), Johnson Controls Battery Group, Inc., a Wisconsin corporation ("JCI") and Johnson Controls/Bolder LLC, a Delaware limited liability corporation ("JV") (BTC, JCI and JV are referred to collectively herein as the "PARTIES" and individually as a "PARTY").

                                    RECITALS

         WHEREAS, BTC, JCI and JV were parties to the Joint Venture Agreement dated as of June 26, 1995 (the "JV AGREEMENT") pursuant to which BTC and JCI agreed to form the JV for the purpose of (i) manufacturing thin metal film batteries for resale by BTC and JCI, (ii) developing, manufacturing and selling thin metal film batteries for electric and hybrid vehicle battery systems and
(iii) otherwise operating for the mutual profit of the Parties;

         WHEREAS, pursuant to the terms of the JV Agreement, the parties entered into the following agreements, the LLC Operating Agreement, the BTC-JCI License Agreement, the BTC-JV License Agreement, the JV-BTC/JCI License Agreement, the JV-BTC/JCI Manufacturing and Supply Agreement, Johnson Controls
- JV Trade Name License Agreement and the BTC-JV/JCI Trademark License Agreement (collectively with the JV Agreement, the "JV AGREEMENTS");

         WHEREAS, BTC, JCI and JV have elected to terminate the JV Agreement and to dissolve the JV; and

         WHEREAS, BTC, JCI and JV desire to finally and fully compromise, settle and discharge all claims, controversies, demands, actions or causes of action which any Party to this Agreement may have or claim to have against any other Party to this Agreement which arises out of or is related to the JV Agreements.

         NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the Parties hereby agree as follows:

1.       DEFINITIONS.

         1.1     "BTC MARK" shall mean "TMF".

         1.2 "CAR AND TRUCK STARTING" shall mean the use of the Product as a primary starter battery for an internal combustion engine in cars and trucks.

         1.3 "CLOSING DATE" shall mean the date on which this Agreement is signed.

         1.4 "CONFIDENTIALITY AGREEMENT" shall mean the Confidentiality Agreement in the form attached hereto as Exhibit A.

         1.5     "EFFECTIVE DATE" shall mean July 31, 1996.

         1.6 "HEV APPLICATIONS" shall mean battery systems based on TMF Technology for use as a power battery for a hybrid electric vehicle as a supplement to an internal combustion engine or other coupled energy source.

         1.7 "JCI APPLICATIONS" shall mean battery systems based on TMF Technology for the following uses: (a) Car and Truck Starting, (b) Motorcycle Starting, (c) Lawn and Garden Starting, (d) uninterruptible power supply (UPS) and (e) HEV Applications.

         1.8 "JCI OTHER DEVELOPMENTS" shall mean, other than JCI TMF Developments, any and all technology owned or licensed by JCI, including without limitation any inventions, equipment, modifications of instruments or equipment, methods, works of authorship, know-how, techniques and other technology and any improvements thereto, whether or not patentable, copyrightable, or subject to other forms of protection which were made, created, developed, written, conceived or first reduced to practice by JCI.

         1.9 "JCI TMF DEVELOPMENTS" shall mean from the period of June 26, 1995 until July 30, 1996 any and all technology owned or licensed by JCI and related to thin metal film batteries, including without limitation any inventions, equipment, modifications of instruments or equipment, methods, works of authorship, know-how, techniques and other technology and any improvements thereto, whether or not patentable, copyrightable or subject to other forms of protection which were made, created, developed, written, conceived or first reduced to practice by JCI.

         1.10 "JOINT VENTURE" or "JV" shall mean the joint venture company, Johnson Controls/Bolder LLC, formed by the Parties hereto pursuant to the Delaware Limited Liability Company Act.

         1.11    "JV AGREEMENTS" shall have the meaning set forth above.

         1.12 "JV TECHNOLOGY" shall mean from June 26, 1995 up to and including July 30, 1996, any inventions, equipment, modifications of instruments or equipment, methods, works of authorship, know-how, techniques and other technology, whether or not patentable, copyrightable, or subject to other forms of protection, which were made, created, developed, written, conceived or first reduced to practice by the JV. This shall include, but not be limited to [




                                          ]*

         1.13 "LAWN AND GARDEN STARTING" shall mean the use of the Product as a starter battery for internal combustion engines in lawn and garden equipment or tools.


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

         1.14 "MOTORCYCLE STARTING" shall mean the use of the Product as a starter battery for internal combustion engines in motorcycles.

         1.15 "NET SALES" shall mean gross revenues from sales or other dispositions of Products less credits for returned Products, rebated discounts, other trade discounts, freight and shipping allowances, applicable sales taxes actually paid, and ordinary trade and promotional allowances. Net Sales shall not, however, include the sales price of any Product sold as a replacement item for a defective Product hereunder and on which JCI is paying or has paid royalties to BTC under any prior agreement.

         1.16    "PRODUCTS" shall mean batteries based on TMF Technology.

         1.17 "PRODUCTION LINE TECHNOLOGY" shall mean technology related to the design and implementation of the first sub-C cell automated production line which was made, created, developed, written, conceived or first reduced to practice by BTC from July 31, 1996 to 90 days after the Successful Implementation of such line.

         1.18 "SUCCESSFUL IMPLEMENTATION" or "SUCCESSFULLY IMPLEMENTED" shall mean that [

                                ]*

         1.19 "TECHNOLOGY" shall mean TMF Technology, Production Line Technology and JV Technology.

         1.20 "TMF TECHNOLOGY" shall mean any and all technology owned or licensed by BTC (including the TMF Technology patents attached as Exhibit I to the JV Agreement), with the right to sublicense, related to thin metal film batteries, including, without limitation, any inventions, equipment, modifications of instruments or equipment, methods, works of authorship, know-how, techniques and other technology, whether or not patentable, copyrightable, or subject to other forms of protection, which were made, created, developed, written, conceived or first reduced to practice by BTC before July 31, 1996.

         1.21 "AFFILIATE" shall mean any corporation, company, partnership, joint venture or other entity which controls, is controlled by or is under common control with a party. For purposes of this Section 1.21, "control" shall mean (a) in the case of corporate entities, the direct or indirect ownership of at least one-half of the stock or participating shares entitled to vote for the election of directors, and (b) in case of a partnership, the power to direct the management and policies of such partnership.

2.       TERMINATION OF THE JV; DISTRIBUTION OF TANGIBLE AND INTANGIBLE ASSETS.

         The Parties hereby agree to terminate the JV Agreements pursuant to
Section 13.2(b) of the JV Agreement as of the Effective Date. As of such time all operations of the JV shall terminate. JCI hereby relinquishes its rights to any of the tangible assets of the JV, including the $1,000,000 which it has invested to date, as well as the JV machinery and equipment, if


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

any, located at BTC or at Wright Industries. The Parties each acknowledge and agree that the JV Technology shall be jointly-owned.

3.       DISSOLUTION OF THE JV.

         The Parties hereby agree to take such actions as are necessary to wind-up and dissolve the JV in accordance with Section 11 of the LLC Operating Agreement (subject to the amendments to the Joint Venture Agreement set forth herein) in a timely manner.

4.       LICENSES.

         4.1 BTC LICENSE TO JCI. Subject to the terms and conditions contained in this Agreement, BTC hereby grants to JCI, and JCI hereby accepts from BTC, the royalty-bearing, worldwide license and rights to the TMF Technology and Production Line Technology during the term set forth in Section 4.1(d) hereof to make, have made, use and sell Products for JCI Applications.

                 (a) Sublicensing Rights. Except as set forth in subsection (b) below, the licenses granted to JCI in this Section 4.1 may not be sublicensed, sold, conveyed, assigned or in any way transferred by JCI, other than to a parent or subsidiary of JCI or an affiliated company of JCI in which JCI owns 50% or more of such affiliated company. Any proposed transferee must agree to be bound by the terms and conditions of this Agreement. Any transfer contrary to this Section shall be void and of no effect and BTC may in its sole discretion elect to terminate the licenses granted pursuant to Section 4.1.

                 (b) Limitation on Right to Have Made. JCI's right to "have made" is subject to the prior written approval by BTC of all proposed sublicensees of JCI who will be performing manufacturing services for JCI. BTC agrees that it will not withhold its approval unreasonably; however, BTC may refuse to approve any sublicensee who BTC considers to be a direct competitor, including but not limited to Saft, Masushita, Yuasa, Sanyo, Powersonic, Varta, Hawker and any other NiCd battery manufacturer, as well as any battery manufacturer located in the Far East and Asia Pacific regions. If JCI desires to subcontract with any manufacturers on the aforementioned list, BTC agrees to consider approving such manufacturer; provided, however, BTC may withhold its approval in its sole discretion. In addition, JCI agrees to indemnify, defend and hold harmless BTC from and against any claims which may arise, directly or indirectly, as a result of JCI engaging a sublicensee to perform manufacturing services. In addition, any proposed sublicensees must enter into the Confidentiality Agreement with BTC.

                 (c)      Exclusivity and Minimum Performance.

                          (i)     Subject to JCI meeting the minimum sales
requirements set forth in subsections (c) (vi) and (e) below, the license granted to JCI in Section 4.1 for Car and Truck Starting shall be exclusive for a 6 year period beginning June 26, 1995. Beginning June

26, 2001, the license shall be exclusive except as to BTC for the remainder of the license term set forth in subsection (d) below.

                          (ii)    The license granted in Section 4.1 for
Motorcycle Starting shall be non-exclusive. BTC may terminate this license if JCI does not ship commercial products for sale in the Motorcycle Starting market by June 25, 2001 or if JCI fails to pay BTC the royalties set forth in subsection (e) below beginning no later than June 25, 2001 and continuing for each year of the license term thereafter.

                          (iii)   Subject to the payment of the royalties set
forth in subsection (e) below, the license granted in Section 4.1 for Lawn and Garden Starting shall be exclusive except as to BTC.

                          (iv)    The license granted to JCI in Section 4.1 for
uninterruptible power supply (UPS) shall be non-exclusive.

                          (v)     The license granted to JCI in Section 4.1 for
HEV Applications shall be non-exclusive.

                          (vi)    In order to continue the exclusive nature of
the license granted to it under subsection (c)(i) above, JCI must achieve and must continuously maintain a minimum of a 35% unit market share of the top 10 car and truck manufacturer's demand for small format, lead acid starting batteries in each of the following territories: Europe, and Asia/Pacific (Asia/Pacific includes the following countries: China, Japan, Hong Kong, Taiwan, Singapore, South Korea, Australia, New Zealand, Thailand and Malaysia)(Europe and Asia/Pacific are referred to collectively herein as the "MINIMUM TERRITORIES"). "Small format is defined as batteries of 5 amp hours or less. This minimum performance criteria shall become effective in a territory as of the date when 25,000 kilowatt hours of such small format, lead acid starting batteries have been sold into that territory for use in that territory in any one calendar year. In the event that JCI fails to meet the performance criteria set forth in this subsection (c)(vi) in a specific territory in the Minimum Territories, then the exclusive license under Section 4.1(c)(i) shall automatically revert to a non-exclusive license for that territory.

                 (d) License Term. The term of the licenses granted pursuant to Section 4.1 shall commence on the Effective Date and continue as long as any of the issued TMF Technology and Production Line Technology patents remain valid, unless sooner terminated pursuant to Section 12 below.

                 (e) Minimum Royalties and Earned Royalties. In consideration of the rights and licenses granted to JCI pursuant to this Agreement, JCI shall pay BTC the minimum royalties and the earned royalties set forth in this subsection (e). If JCI fails to pay the minimum royalties with respect to a market then the licenses granted with respect to that market, will be automatically deemed to have terminated. If JCI fails to pay the earned royalties with respect to sales of Products, then this Agreement, at BTC's election, shall terminate (and this shall be considered a termination because of JCI's breach). BTC warrants and represents that the royalty percentages and corresponding sales break points set forth in this subsection (e) will never be less favorable than the royalty percentages and corresponding sales break points paid to BTC by any other BTC licensee for any product in the corresponding JCI Applications. If, at any time during the term of this Agreement, BTC offers a lower percentage to another licensee of a product in a JCI Application on the same terms and conditions, BTC shall revise the royalty schedules so that JCI receives that lower percentage.

                          (i)     Minimum Royalties.  JCI shall pay BTC the
following minimum royalties with respect to each application in order to continue the licenses granted to it under this Agreement:

                                                         YEAR
                               --------------------------------------------------------
       APPLICATION               1997            1998            1999            2000
------------------------       --------------------------------------------------------
Car and Truck Starting         [                                                      ]*
Lawn and Garden Starting       [                                                      ]*
UPS                            [                                                      ]*

                          (ii)    Earned Royalties.  In order to continue the
licenses granted to it under this Agreement, JCI shall pay BTC the following earned royalties with respect to Net Sales of Products which accrue in a calendar year (except Net Sales of Products for HEV Applications):

       Net Sales                                     % of Net Sales
     --------------------------------------------------------------
     On amounts up to [                                      ]*
     On amounts between [                                    ]*
     On amounts between [                                    ]*
     On amounts over [                                       ]*

For example, if JCI's annual Net Sales of Products are [        ]* then JCI
shall pay BTC royalties in the amount of [

                                ]*

                          (iii)   Earned Royalties on HEV Sales.  In order to
continue the licenses granted to it under this Agreement for HEV Applications, JCI shall pay BTC the following earned royalties with respect to Net Sales of Products for such applications which accrue in a calendar year:

       Net Sales                                     % of Net Sales
     --------------------------------------------------------------
     On amounts up to [                                      ]*
     On amounts between [                                    ]*
     On amounts between [                                    ]*
     On amounts over [                                       ]*

                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

For example, if JCI's annual Net Sales of HEV Products are [


                                      ]*

                          (iv)    Manner of Payment.

                                  (1)      Except with respect to the first
minimum royalty payment which shall be payable in cash upon execution of this Agreement, minimum royalties are payable in cash in equal calendar quarterly installments due no later than 15 days in advance of the commencement of the quarter. For example, the minimum royalty payment for the quarter ended June 30, 1997 will be payable March 15, 1996.

                                  (2)      All earned royalties shall accrue as
of the end of each calendar quarter. All earned royalties on Net Sales payable hereunder shall be credited in full against the minimum royalties due to BTC pursuant to this Agreement. All earned royalty payments shall be paid, and shall be accompanied by a written statement showing in reasonable detail the basis and computation of the relevant royalty payment, including the credit of any minimum royalty payment, within thirty (30) days of the end of each quarter.

                          (v)     JCI shall keep adequate books and records in
sufficient detail to enable the earned royalties to be readily determined. BTC shall be entitled to have an independent accounting firm, reasonably acceptable to JCI, audit the relevant books and records of JCI for the purpose of confirming the accuracy of the calculation of the royalties and royalty payments made hereunder. Any such audit shall be performed at BTC's expense (except if such audit reveals an underpayment by JCI of more than 5% of the correct amount of royalties due hereunder, then such audit shall be at the expense of JCI), during normal business hours after reasonable notice and, at the request of JCI shall be subject to the independent agent's execution of a reasonable confidentiality agreement. Such audits shall be conducted no more frequently than once every year.

                 (f)      Exclusive and Sole Licenses.

                          (i)     BTC acknowledges and agrees that it will not
directly or indirectly by way of licensing, sublicensing or otherwise authorizing any third party to use or sell Product or otherwise authorizing such third party to compete with JCI in connection with such third party's use of the TMF Technology in markets where JCI has been granted exclusive licenses under this Agreement for the term of such licenses, except to the extent specifically provided to the contrary in this Agreement.

                          (ii)    BTC acknowledges and agrees that it will not
sublicense or authorize [
                                                                ]* or any of
these entities' parent corporations, subsidiaries, Affiliates, successors or assigns, to make or sell Products in markets where JCI has been granted a sole license under this Agreement for the term of such licenses. BTC further acknowledges and agrees that it will not sublicense or authorize any single third party

                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

to both make and sell Products in markets where JCI has been granted a sole license under this Agreement for the term of such licenses. Except as set forth in subsection (iii) below, BTC further acknowledges and agrees that it will not sublicense or authorize any third party to sell Products in markets where JCI has been granted a sole license under any trademark other than exclusively under a BTC trademark for the term of such licenses.

                          (iii)   JCI acknowledges and agrees that BTC will be
sublicensing value added distributors [

     ]* or any of these entities' parent corporations, subsidiaries, Affiliates, successors or assigns) to make and distribute products which incorporate the Products or to distribute Products under a private label in markets where JCI has been granted a sole license.

                 (g) No Implied License or Other Rights. No license or right is granted by implication or otherwise, with respect to the TMF Technology or the Production Line Technology or any invention, technical information, know-how, patent, patent application or any other intellectual property or technology except as specifically set forth in this Agreement. JCI covenants that it will not use the TMF Technology or the Production Line
Technology for any applications outside of the JCI Applications.   JCI
understands and agrees that this Agreement does not grant JCI or any affiliate of JCI any right, title or interest of ownership in the TMF Technology or the Production Line Technology and that BTC considers the TMF Technology and the Production Line Technology to be and intends that it remain the intellectual property of BTC.

         4.2 JCI LICENSE TO BTC. Subject to the terms and conditions contained in this Agreement, JCI hereby grants to BTC, and BTC hereby accepts from JCI, a perpetual, fully-paid, worldwide, non-exclusive license, including the right to sublicense, to make, have made, use and sell, for any purpose (except as restricted by Section 4.1(f) hereof), any and all of the JCI TMF Developments. No license or right is granted by implication or otherwise to BTC by JCI with respect to the JCI Other Developments except as specifically set forth herein. BTC covenants that it will not use the JCI Other Developments for any applications outside of the applications, if any, specifically designated herein. BTC understands and agrees that this Agreement does not grant to BTC any right, title or interest of ownership in the JCI Other Developments and that JCI considers the JCI Other Developments to be and intends that they remain the intellectual property of JCI. JCI agrees that it will not disclose to BTC any JCI Other Developments without identifying them as such in advance of disclosure. In addition, JCI acknowledges that as of the Closing Date, JCI has not disclosed to BTC any JCI Other Developments.

         4.3 OTHER LICENSES. It is understood by the Parties that advances made by BTC or JCI to the TMF Technology, JV Technology or JCI TMF Developments after the Effective Date, or to the Production Line Technology beginning 91 days after the Successful Implementation of the first sub-C cell automated production line may, at the advancing Party's option, be made available to the other Party through additional licenses, including appropriate license fees and royalties.


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

         4.4     INTELLECTUAL PROPERTY INDEMNIFICATION AND LIMITATIONS.

                 (a) INFRINGEMENT INDEMNITY BY BTC. BTC will defend JCI against and indemnify JCI for any damages finally awarded or settlement amounts paid (including costs and reasonable fees of attorneys and other professionals) in respect of a claim that the TMF Technology or Production Line Technology furnished and used within the scope of the licenses under this Agreement infringes any patent, copyright, trade secret or other intellectual property or proprietary information of a third party, provided that: (i) JCI notifies BTC in writing within sixty (60) days of its receipt of any such claim, (ii) BTC has sole control over the defense and all related settlement negotiations, and
(iii) JCI provides BTC with the assistance, information and authority necessary to perform the above. Reasonable out-of-pocket expenses incurred by JCI in providing such assistance will be reimbursed by BTC.

                 (b) REMEDIAL MEASURES BY BTC. In the event that the TMF Technology or the Production Line Technology is infringing, or is believed by BTC to infringe rights of a third party, BTC shall be obligated to either, at its option and at its expense (i) modify the TMF Technology and/or the Production Line Technology to be noninfringing without affecting the performance, size, weight, cost or other material quality of the TMF Technology and/or the Production Line Technology, or (ii) obtain for JCI a license or the right to continue using the TMF Technology and/or the Production Line Technology. This Section 4.4(b) shall not be construed as JCI's exclusive remedy in such situations.

                 (c) INFRINGEMENT INDEMNITY BY JCI. JCI will defend BTC against and indemnify BTC for any damages finally awarded or settlement amounts paid (including costs and reasonable fees of attorneys and other professionals) in respect of a claim that the JCI TMF Developments, when used in connection with the manufacture, use or sale of batteries based upon the TMF Technology, infringes any patent, copyright, trade secret or other intellectual property or proprietary information of a third party, provided that: (i) BTC notifies JCI in writing within sixty (60) days of its receipt of any such claim, (ii) JCI has sole control over the defense and all related settlement negotiations, and
(iii) BTC provides JCI with the assistance, information and authority necessary to perform the above. Reasonable out-of-pocket expenses incurred by BTC in providing such assistance will be reimbursed by JCI.

                 (d) REMEDIAL MEASURES BY JCI. In the event that the JCI TMF Developments are infringing, or are believed by JCI to infringe rights of a third party, JCI shall be obligated to either, at its option and at its expense
(i) modify the JCI TMF Developments to be noninfringing without affecting the performance, size, weight, cost or other material quality of the JCI TMF Developments, or (ii) obtain for BTC a license or the right to continue using the JCI TMF Developments. This Section 4.4(d) shall not be construed as BTC's exclusive remedy in such situations.

                 (e) DISCOVERING AND REPORTING INFRINGEMENTS. Each party shall exercise reasonable care and due diligence in discovering (and if it discovers it shall immediately report to the other party) any infringement, or attempted infringements, of such other party's rights in and to patents, copyrights, trade secrets and other intellectual property related to the technologies licensed under this Agreement.

                 (f) INTELLECTUAL PROPERTY NOTICES. Each party shall place, or shall cause to be placed, all notices relating to any patents, copyrights, trademarks or other proprietary rights on all Products as are reasonably requested by the other party or as are otherwise required by law.

         4.5     TRADEMARK USAGE.

         BTC hereby grants to JCI under the terms hereinafter set forth the right and license to use the BTC Mark as a trademark until June 30, 1997 (the "LICENSE"). JCI shall use the BTC Mark solely in connection with the marketing and distribution of Products and only in the manner prescribed in this Agreement. Any other proposed use of the BTC Mark must be approved in writing by BTC in advance of such use. JCI shall only use the BTC Mark in the form(s) approved in writing by BTC, including the (TM) symbol, and, upon registration of BTC Mark, the (R) symbol, and an indication that BTC is the owner of the BTC Mark. JCI shall not use as its company name or a component thereof or on other products a mark or name identical with or confusingly similar to the BTC Mark except as permitted herein. JCI shall not attempt to register on its behalf, or for its benefit, the BTC Mark. JCI agrees that nothing herein shall give JCI any right, title or interest in the BTC Mark, except the right to use the BTC Mark in accordance with the terms hereof and that the BTC Mark is the sole property of BTC, and that any and all uses by JCI of the BTC Mark shall inure solely to the benefit of BTC. JCI agrees not to raise or cause to be raised any questions concerning or objections to the validity of the BTC Mark or to the respective rights of BTC.

         Until June 30, 1997, JCI shall promptly notify BTC of any adverse use by a third party of the BTC Mark of which JCI may become aware, and JCI agrees to take no action of any kind with respect thereto except with the prior written authorization of BTC. JCI further agrees to provide BTC with reasonable cooperation at BTC's request and sole expense with any legal or equitable action by BTC to protect their respective rights, title and interest in the BTC Mark.

         In the event of infringement of the BTC Mark by a third party, BTC shall have the sole right to bring proceedings (including notifications to the Customs Department objecting to the importation of infringing goods) against the infringing party and to retain any damages recovered in such proceedings. JCI shall cooperate with BTC in the prosecution of any such infringement proceedings. BTC shall indemnify and hold harmless JCI against any proceeding brought by a third party on a claim that the BTC Mark infringe upon the trademark or other intellectual property rights of such third party. JCI shall promptly notify BTC in writing of any such proceeding and shall provide complete authority, information and assistance to BTC in connection with such proceeding. BTC shall have the sole and exclusive authority and obligation to defend and/or settle any proceeding with respect to the BTC Mark.

         JCI shall submit to BTC samples of advertising or other items bearing the BTC Mark prior to the use of such advertising or other items. BTC shall have the right to make reasonable objections to any such sample within thirty
(30) days of its submission on the grounds that BTC believes in good faith that the use of such advertising or other items by JCI will be damaging to the recognition value or reputation for quality associated with the BTC Mark or that the advertising or other items do not meet the standards of quality required by BTC. In the event of such an objection, JCI shall modify the advertising or other items in accordance with the objection of BTC prior to the use of such advertising or other items.

5.       PAYMENT.

         In consideration of BTC agreeing to terminate the JV Agreements, to grant the licenses set forth in Section 4 above and to transfer the technology set forth in Section 7 below, JCI hereby agrees to pay BTC at the Closing Date
a one-time non-refundable cash payment of [       ]* by wire transfer to the
account designated by BTC to JCI in writing.

6.       CROSS-SUPPLY AGREEMENTS.

         The parties agree to enter into cross-supply agreements on most-favored customer terms.

7.       TECHNOLOGY EXCHANGE.

         7.1 TECHNOLOGY TRANSFER BY BTC. BTC has provided and will provide any additional drawings, procedures and videotapes of the state of the sub-C cell pilot manufacturing line at BTC, excluding any TMF Technology which was developed after the Effective Date. During the period from Closing Date until April 1, 1997, the following conditions shall apply:

                 (a) BTC will provide JCI with knowledge of substantive changes made to the first sub-C cell automated production line which may occur during the remaining development, construction and installation of such line at BTC until 90 days after the Successful Implementation of such line;

                 (b) BTC will permit no more than three JCI employees (excluding Jerry Bowen) to have three days access to the sub-C cell pilot production line, excluding any TMF Technology which was developed after the Effective Date, under the supervision of Mr. Bowen, for orientation to the sub-C cell pilot manufacturing line, such orientation to take place at a time agreed to by both Parties, currently expected to be in January 1997. JCI acknowledges that certain parts of the BTC facility cannot be made available to the JCI personnel (other than by the videotapes referred to in Section 7.1 above) because of BTC's confidentiality obligations, until BTC is located in its new facility.

                 (c) Additional specific information regarding the Technology requested by JCI will be provided remotely by BTC via telephone and written reports, as long as such requests do not unreasonably interfere with BTC's internal timelines. Should JCI identify


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

specific needs that cannot otherwise be met via the above-described remote contacts, BTC agrees to give serious consideration to providing JCI with on-site access to the Technology on a case-by-case basis.

                 (d) The parties agree to hold quarterly meetings with JCI representatives to review the Technology and the JCI TMF Developments and to address questions.

Upon the earlier of May 1, 1997 or such time as the first sub-C cell automated production line has been Successfully Implemented, BTC shall provide JCI with reasonable access to such line and to BTC personnel for the purpose of supporting JCI's implementation of its first automated production line. Such support shall be provided at no charge for a total of 240 man-hours over a 90 day period after both parties reasonably agree that the automated line has been Successfully Implemented. In the event the line has not been Successfully Implemented by May 1, 1997, JCI's access shall be extended to 90 days after such Successful Implementation. It is understood and agreed that in the event that the automated production line has not been Successfully Implemented by such date, access to JCI shall not unreasonably interfere with the attainment of that objective by BTC.

                 (e) In order to assure the orderly and complete transfer of technology hereunder, both parties agree that each will not employ any member of the other party's technical battery staff during the period beginning on the Effective Date and ending on the earlier of (i) November 1, 1997 or (ii) 91 days after the date of the Successful Implementation of the automated production line.

         7.2     TECHNOLOGY TRANSFER BY JCI.

                 (a) GENERAL. JCI agrees to provide to BTC no later than February 28, 1997, a written summary of the technical and business information specific to the application and use of the TMF Technology, including any JCI TMF Developments, that was developed or prepared for or by JCI during the period from June 26, 1995 to July 30, 1996. In addition, JCI will make Mike Andrew available for one meeting no later than February 28, 1997, with the intent of reviewing the summary and answering any questions related thereto. JCI financial and/or costing information, as well as any information provided to JCI by its customers or business contacts, which is held proprietary or confidential by its customers or business contacts, will be excluded from this disclosure.

                 (b) FORD HYBRID ELECTRIC VEHICLE CONTRACT. JCI agrees to provide to BTC any information pertaining to technical activities conducted by JCI and Ford during the period from June 26, 1995 through July 30, 1996. The information will be provided subject to the prior review by Ford and the deletion by Ford of any information at their discretion, including any information which is specific to the Ford LSR vehicle concept. JCI shall review such information and delete any information pertaining to any non-TMF battery product or battery design that is manufactured, marketed or under development by JCI. The approved reports will be transmitted in hardcopy to BTC via Airborne delivery by February 28, 1997. JCI also agrees to provide to BTC all information regarding JCI's HEV contacts, including but not limited to those with [
  ]* related to the TMF Technology or the Products during the period from June 26, 1995 through July 30, 1996.

         7.3 TECHNOLOGY EXCHANGE FORUM. The Parties agree to continue a technology exchange process to be implemented by establishing a forum for working together on areas of mutual technical interest.

8.       PATENT ENFORCEMENT AND COSTS.

         8.1 FILING PATENTS ON JV TECHNOLOGY. All costs, fees and expenses incurred in connection with the filing, prosecution and maintenance of all United States and foreign patents and patent applications for the JV Technology (the "JV TECHNOLOGY PATENTS") shall be shared equally by JCI and BTC. BTC shall initially undertake to prepare and file such JV Technology Patents and shall pay the costs associated therewith, invoicing JCI for its equal share of the costs. Should BTC decline to undertake to prepare and file such patents in a jurisdiction, then BTC shall promptly notify JCI of such decision and the basis therefor. To the extent that the basis for not proceeding is other than to protect the proprietary nature of the JV Technology as a trade secret, JCI may undertake to do so at its expense, invoicing BTC for its equal share of the costs. If either Party declines to pay its share of the costs with respect to any particular patent in a particular jurisdiction, then the paying party shall own the patent in such jurisdiction subject to the non-paying party's option to acquire a non-exclusive, perpetual, royalty-bearing right and license in such jurisdiction for the non-paying party to make, use and sell Products which are covered by such patent. The royalty shall be in an amount which is sufficient to cover 50% of the paying party's costs and expenses associated with filing and maintaining the patent.

         8.2 PATENT ENFORCEMENT. BTC shall initially be responsible for defending and enforcing the JV Technology Patents. Should BTC decline to defend or enforce such patents, then JCI may undertake to do so. All costs, fees and expenses incurred in connection with enforcing such patents shall be shared equally by BTC and JCI and all recoveries, if any, shall be shared equally. Should either Party decline at any point of an enforcement proceeding to share the costs of such enforcement the other Party may continue such enforcement at its sole expense and retain for itself all recoveries, if any.

9.       REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

         9.1 REPRESENTATIONS AND WARRANTIES. Each Party hereby represents and warrants to the other Party as follows:

                 (a) Such Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power and authority to carry on its separate business, to enter into this Agreement and to perform its obligations hereunder;


                * Indicates portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of Registrant's application for confidential treatment.

                 (b) The execution and performance of this Agreement and the performance of the activities contemplated hereby have been duly authorized by all necessary corporate action of such Party, and such execution and performance does not violate such Party's Certificate of Incorporation, bylaws, or any agreement (including any other research and development agreement), order, restriction or injunction by which it is a party or to which it is bound;

                 (c) Such Party has not received notice of a pending claim of misappropriation of any trade secret, improper disclosure of any confidential information, or infringement of any patent, copyright, trademark or other intellectual property right of any other person or entity which is related to the subject matter of this Agreement;

                 (d) Such Party has no knowledge that any licenses, other than licenses previously obtained, are required from any other person or entity to perform its obligations under this Agreement;

                 (e) This Agreement constitutes a valid and binding obligation of each Party, enforceable against such Party in accordance with its terms; and

                 (f) Such Party possesses all right, title and interest in and to all assets, and property such Party licenses hereunder. In particular, BTC represents and warrants that it possesses all right, title and interest in and to the TMF Technology.

         9.2 SURVIVAL. The representations and warranties of each Party hereunder are true and correct as of the Closing Date and shall survive the execution hereof.

10.      WARRANTIES, DISCLAIMERS AND GENERAL INDEMNITIES.

         10.1 LICENSE WARRANTY. BTC possesses all right, title and interest in and to the TMF Technology and Production Line Technology with full right and power to grant the licenses under this Agreement. JCI possesses all right, title and interest in and to the JCI TMF Developments with full right and power to grant the licenses under this Agreement.

         10.2    DISCLAIMER.

         (a) BTC does not and cannot guarantee the performance or results that may be obtained by use of the TMF Technology or the Production Line Technology, or the appropriateness of JCI's selection of the TMF Technology or the Production Line Technology to achieve JCI's intended results. It is expressly agreed that BTC shall not be liable, or in any way responsible for the commercial success of any Product embodying or employing the TMF Technology or the Production Line Technology. Accordingly the TMF Technology and the Production Line Technology are licensed to JCI "as is". THEREFORE, BTC MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF

MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

                 (b) JCI does not and cannot guarantee the performance or results that may be obtained by use of the JCI TMF Developments, or the appropriateness of BTC's selection of the JCI TMF Developments to achieve BTC's intended results. It is expressly agreed that JCI shall not be liable, or in any way responsible for the commercial success of any Product embodying or employing the JCI TMF Developments. Accordingly the JCI TMF Developments are licensed to BTC "as is". THEREFORE, JCI MAKES NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

         10.3    GENERAL INDEMNITY.

                 (a) BTC shall, at BTC's expense, indemnify, defend and hold harmless JCI and JCI's directors, officers, employees, and agents from and against any and all losses, costs, liabilities or expenses (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with BTC's performance under or breach of this Agreement to the extent caused by, in whole or in part, any negligent act or omission or willful misconduct of BTC or BTC's employees or agents, including but not limited to any act or omission that contributes to (i) any personal injury, sickness, disease or death; (ii) any damage to or destruction of any property of JCI; or
(iii) any violation of any statute, ordinance or regulation.

                 (b) JCI shall, at JCI's expense, indemnify, defend and hold harmless BTC and BTC's directors, officers, employees, and agents from and against any and all losses, costs, liabilities or expenses (including costs and reasonable fees of attorneys and other professionals) arising out of or in connection with JCI's performance under or breach of this Agreement to the extent caused by, in whole or in part, any negligent act or omission or willful misconduct of JCI or JCI's employees or agents, including but not limited to any act or omission that contributes to (i) any personal injury, sickness, disease or death; (ii) any damage to or destruction of any property of BTC; or
(iii) any violation of any statute, ordinance or regulation.

         10.4 LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA OR USE, INCURRED BY EITHER PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, ARISING UNDER THIS AGREEMENT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         10.5 PRESERVATION OF TMF TECHNOLOGY, PRODUCTION LINE TECHNOLOGY AND JCI TMF DEVELOPMENTS.

                 (a) BTC agrees to use commercially reasonable efforts to preserve the patent, copyright, trade secret and other proprietary rights which comprise the TMF Technology and the Production Line Technology such that the licenses granted to JCI pursuant to Section 4.1 above will not be materially limited. In addition, in the event BTC decides to abandon any of the TMF Technology patents listed on Exhibit I to the JV Agreement, BTC shall give JCI advance written notice thereof and shall authorize JCI at JCI's option and expense to pay maintenance fees or take such other actions it may deem advisable to maintain such patents in force.

                 (b) JCI agrees to use commercially reasonable efforts to preserve the patent, copyright, trade secret and other proprietary rights which comprise the JCI TMF Developments such that the licenses granted to BTC pursuant to Section 4.2 above will not be materially limited.

                 (c) Neither party shall be entitled to make a claim of breach against the other party with respect to Section 10.5 (a) or (b) until there has been a final adjudication that the actions of the party allegedly in default were commercially unreasonable and did result in a material limitation of the rights of the party alleging breach.

11.      CONFIDENTIALITY.

         11.1 OBLIGATION OF CONFIDENTIALITY. Without the prior written consent of the disclosing party, no receiving party, its officers, directors, agents or employees shall, in the case of Confidential Information (as defined below), both during the term of this Agreement and until five years after the expiration of the last to expire of the patents licensed hereunder, in any manner whatsoever disclose or communicate such information to a third party, except as legally required by any governmental or judicial agency, and each Party agrees to keep such Confidential Information strictly confidential. For the purpose of this Agreement, the term "CONFIDENTIAL INFORMATION" shall mean and include any and all business and financial information relating to the Parties or the JV (including, without limitation, customer lists), all technical information (including, without limitation, design specifications, instructions, know-how, and inventions claimed by TMF Technology patents) relating to the Technology, the JCI TMF Developments and the Products, information concerning this Agreement and its terms and conditions, information received from a third party who is not a party to this Agreement under an obligation of confidentiality, and all information which a Party should reasonably expect to be considered Confidential Information. Confidential Information may be communicated orally, in writing or in any other recorded or tangible form. "CONFIDENTIAL INFORMATION" shall not include any information which:

                 (a) has become or entered the public domain through no act or omission of the receiving party;

                 (b) was in the possession of the receiving party prior to or at the time of receipt hereunder, which possession the receiving party can demonstrate through competent written records;

                 (c) was or has been obtained lawfully from a third party; provided, however, that such third party shall not include any Party to this Agreement;

                 (d) has been independently developed by the receiving party without violation of its obligation under this Agreement, which independent development the receiving party can demonstrate through competent written records.

         11.2 OBLIGATION NOT TO USE. Each Party agrees that it shall not use any Confidential Information obtained from the other Party or the JV for any purpose whatsoever except in the manner expressly provided for in this Agreement; provided, however, that BTC and JCI may disclose information about this Agreement if legally required to do so in order to comply with securities laws, as well as to customers and to existing and potential investors in, or acquirors of, BTC and JCI. In the event JCI breaches this Section 11.2, BTC may in its sole discretion elect to terminate the license granted pursuant to
Section 4.1. In addition, JCI may disclose information about the Technology to its equipment, material and "have made" suppliers strictly on a need-to-know basis; provided, however, that such suppliers shall enter into a Confidentiality Agreement.

         11.3 INDEMNITY; INJUNCTIVE RELIEF. Each Party shall indemnify and hold the other harmless from any loss, liability and expenses suffered by the other Party as a result of any unauthorized disclosure, communication or use of any Confidential Information by the receiving Party, its officers, directors, employees or agents. Each Party acknowledges that irreparable injury will result to the other in the event of a breach or threatened breach of any of the provisions of this Section and agrees that in the event of a breach or threatened breach, the complaining Party shall be entitled, in addition to any other available remedy, to seek injunctive and other equitable relief from a court of competent jurisdiction.

         11.4 SURVIVAL OF CONFIDENTIALITY. The obligations contained in this Section 11 shall survive the termination of this Agreement.

12.      TERMINATION.

         This Agreement may be terminated as follows:

         12.1 TERMINATION; TERMINATION FOR BREACH. Notwithstanding anything herein contained to the contrary, either Party shall have the right, in addition and without prejudice to any other rights or remedies, to terminate this Agreement immediately upon notice to the other Party if:

                 (a) the other Party commits any material breach of the terms of this Agreement which, in the case of a breach capable of remedy, shall not have been remedied within thirty (30) days of the receipt by the Party in default of notice specifying the breach and requiring its remedy, and in the case of a breach incapable of remedy, no remedial period shall be required or permitted;

                 (b) (i) all or a substantial portion of the assets of the other Party are transferred to an assignee for the benefit of creditors, to a receiver or to a trustee in bankruptcy, (ii) a proceeding is commenced by or against the other Party for relief under bankruptcy or similar laws and such proceeding is not dismissed within 60 days, or (iii) the other Party is adjudged bankrupt; or

                 (c) the other Party (i) has publicly announced that it is discontinuing, or (ii) has discontinued for three consecutive months, its business that is directed to the TMF Technology or the sale of Products.

         12.2 TERMINATION FOR CONVENIENCE. This Agreement may be terminated by mutual agreement of the Parties at any time and as provided in any such agreement.

         12.3 EFFECT OF TERMINATION OR EXPIRATION. Termination or expiration of this Agreement shall not affect any rights or obligations of either Party which may have accrued up to the effective date of such termination, shall not prejudice any rights or remedies of either Party under this Agreement, at law or in equity, and the Parties shall not be relieved of any confidentiality obligation under Section 11 of this Agreement.

13.      MUTUAL AND GENERAL RELEASE.

         13.1 RELEASE BY JCI. Except as to the obligations which survive the termination of the JV as expressly set forth in this Agreement, JCI hereby forever generally and completely releases and discharges BTC and the JV and their servants, agents, directors, officers and employees, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to their respective obligations, activities and/or dealings under the JV Agreements with one another or any third party at any time prior to the date of this Agreement, including (without limitation) all such claims and demands arising out of or in any way related to the aforesaid circumstances.

         13.2 RELEASE BY BTC. Except as to the obligations which survive the termination of the JV as expressly set forth in this Agreement, BTC hereby forever generally and completely releases and discharges JCI and the JV and their servants, agents, directors, officers and employees, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to their respective obligations, activities and/or dealings under the JV Agreements with one another or any third party at any time prior to the date of this Agreement, including (without limitation) all such claims and demands arising out of or in any way related to the aforesaid circumstances.

         13.3 RELEASE BY JV. Except as to the obligations which survive the termination of the JV as expressly set forth in this Agreement, JV hereby forever generally and completely releases and discharges BTC and JCI and their servants, agents, directors, officers and employees, of and from any and all claims and demands of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, and in particular of and from all claims and demands of every kind and nature, known and unknown, suspected and unsuspected, disclosed and undisclosed, for damages actual and consequential, past, present and future, arising out of or in any way related to their respective obligations, activities and/or dealings under the JV Agreements with one another or any third party at any time prior to the date of this Agreement, including (without limitation) all such claims and demands arising out of or in any way related to the aforesaid circumstances.

         13.4 EXCEPTION TO GENERAL RELEASE. This Agreement and the mutual releases set forth in Sections 13.1, 13.2 and 13.3 above shall not compromise and release the right of each party to enforce this Agreement.

         13.5 COMPLETE RELEASE. It is understood and agreed that, except as set forth in Section 13.4, this is a full, complete and final general release of any and all claims described as aforesaid, and each party agrees that it shall apply to all unknown, unanticipated, unsuspected and undisclosed claims, demands, liabilities, actions or causes of action, in law, equity or otherwise, as well as those which are now known, anticipated suspected or disclosed.

         13.6 COMPROMISE SETTLEMENT. It is understood and agreed that this is a compromise settlement of disputed claims and that the promises and other consideration for this Agreement shall not be construed to be an admission of any liability or obligation whatsoever by either party to the other party or to any other person whomsoever.

         13.7 DISMISSAL OF CLAIMS. Each party hereby authorizes a dismissal with prejudice of any and all causes of action hereafter brought by it and arising out of or related to any matter released herein to be entered on its behalf without further notice by any other party hereto.

         13.8 NO LIENS. Each party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein and, further, that each party is fully entitled and duly authorized to give this complete and final general release and discharge.

         13.9 INDEMNITY. Each party will indemnify and save harmless the other party hereto from any loss incurred directly or indirectly by reason of the falsity or inaccuracy of any representation made herein by it.

14.      GENERAL TERMS.

         14.1 SURVIVAL. Notwithstanding language in the JV Agreements to the contrary, none of the terms of the JV Agreements shall survive. The following terms and conditions of this Agreement shall survive: Section 1 (Definitions); Section 4.4 (Intellectual Property Indemnification and Limitations); Section 9 (Representations and Warranties of the Parties);
Section 10 (Warranties, Disclaimers and General Indemnities); Section 11 (Confidentiality); Section 13 (Mutual and General Release); and Section 14 (General Terms).

         14.2 PUBLICITY. Except as otherwise required by law including, without limitation, any disclosure required under federal or state securities laws, and except as may be reasonably necessary in connection with financing or credit arrangements, all notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by and between the Parties. BTC, and JCI shall not act unilaterally in this regard without the prior written approval of the other, which approval shall not be unreasonably withheld. Upon the execution this agreement, the parties agree to issue a mutually agreeable joint press release.

         14.3 DISPUTES/GOVERNING LAW. The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed and construed in accordance with the laws of Colorado. All disputes not settled by negotiation or other method of alternative dispute resolution mutually agreeable to the parties shall be resolved by arbitration in accordance with the then-prevailing Commercial Rules of the American Arbitration Association. All disputes shall be decided by a single arbitrator, and an award shall be issued within 90 days of the date of filing of the demand for arbitration. The award rendered shall be final, and judgment may be entered upon it in accordance with the applicable law in any court having jurisdiction.

         14.4 SEVERABILITY. In the event that any provision of this Agreement shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall not render this Agreement unenforceable or invalid as a whole, and in such event, such provision shall be changed and interpreted so as to best accomplish the objectives of such unenforceable or invalid provision within the limits of applicable law or applicable court decisions.

         14.5 RIGHTS AND REMEDIES CUMULATIVE. Except as expressly provided herein, the rights and remedies provided in this Agreement shall be cumulative and not exclusive of any other rights and remedies provided by law or otherwise.

         14.6 THIRD PARTIES. Nothing in this Agreement is intended, nor shall be deemed to confer any rights or remedies upon any person or legal entity not a Party hereto.

         14.7 ASSIGNMENT. The rights, duties and obligations under this Agreement shall not be assignable by any Party without the prior written consent of the other Parties, except as provided by this Agreement. Any attempted assignment without the required consent will be void. Notwithstanding the foregoing, all rights, duties and obligations under this Agreement may be assigned to an affiliate of a Party ("affiliate" is identified as a company in which a Party owns 50% or more of that company) without the prior written consent of the other Parties.

         14.8 ENTIRE AGREEMENT, AMENDMENT. This Agreement, along with the exhibits attached hereto, embodies the final, complete and exclusive understanding between the Parties, and replaces and supersedes all previous agreements, understandings or arrangements between the Parties with respect to the subject matter contained herein. No modification or waiver of any terms or conditions hereof nor any representations or warranties shall be of any force or effect unless such modification or waiver is in writing and signed by an authorized officer of each Party hereto.

         14.9 FORCE MAJEURE. No Party shall be liable to any other Party for its failure to perform any of its obligations under this Agreement, other than the failure to pay any sums when due, during any period in which such performance is delayed because rendered impracticable or impossible due to circumstances beyond its reasonable control, provided that the Party experiencing the delay promptly notifies the other Parties of the delay.

         14.10 NOTICES. All notices, consents, agreements, communications, requests and the like required or permitted under this Agreement will be in writing and will be deemed given and received (a) when delivered personally,
(b) when sent by confirmed telecopy, (c) three days after having been duly mailed by first class, registered or certified mail, postage prepaid, or (d) two days after deposit with a commercial overnight carrier, with written verification of receipt. All notices will be addressed as follows:

         If to BTC:

                 Bolder Technologies Corporation
                 5181 Ward Road, Suite 230
                 Wheat Ridge, Colorado 80033
                 ATTN:  Chairman and Chief Executive Officer
                 Phone: (303) 422-8200
                 Fax:   (303) 422-8180

         with a copy to:

                 Cooley Godward LLP
                 2595 Canyon Boulevard, Suite 250
                 Boulder, Colorado 80302
                 ATTN:  James C.T. Linfield, Esq.
                 Phone: (303) 546-4000
                 Fax:   (303) 546-4099

         If to JCI:

                 Johnson Controls Battery Group, Inc.
                 P.O. Box 591
                 5757 North Green Bay Avenue
                 Milwaukee, WI  53201
                 ATTN:  Vice President and General Manager
                        Johnson Controls Battery Group, Inc.

         with a copy to:

                 Johnson Controls Battery Group, Inc.
                 P.O. Box 591
                 5757 North Green Bay Avenue
                 Milwaukee, WI  53201
                 ATTN:  Vice President and General Counsel

or to such other address as the person to whom notice is to be given may have furnished to the other in writing in accordance herewith.

         14.11 WAIVER. The failure of any Party to enforce the provisions of this Agreement shall not be deemed a waiver of such provisions or of the right of such Party thereafter to enforce such provisions.

         14.12 COUNTERPARTS. This Agreement may be executed in counterparts with the same force and effect as if each of the signatories had executed the same instrument.

         14.13 PARTIES ADVISED BY COUNSEL -- NO INTERPRETATION AGAINST THE DRAFTER. This Agreement has been negotiated between unrelated parties who are sophisticated and knowledgeable in the matters contained in this Agreement and who have acted in their own self interest. In addition, each Party has been represented by legal counsel. Accordingly, the provisions of this Agreement shall be interpreted in a reasonable manner to effect the purpose of the Parties and this Agreement shall not be interpreted or construed against any Party to this Agreement because that Party or any attorney or representative for that Party drafted this Agreement or participated in the drafting of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

BOLDER TECHNOLOGIES CORPORATION

By: /s/  Daniel S. Lankford
    ----------------------------------------
    Daniel S. Lankford
    Chairman and Chief Executive Officer

JOHNSON CONTROLS BATTERY GROUP, INC.

By: /s/  Michael F. Johnston
    ----------------------------------------
    Michael F. Johnston,
    Vice President -- Battery Group

JOHNSON CONTROLS/BOLDER LLC

By: /s/  Sandra D. Schreiber
    ----------------------------------------
    Sandra D. Schreiber
    Managing Director





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